Exhibit 10.2

Sales Agreement

No. YAXS201900463
Seller: Jiangsu Huadong Medical Device Industrial Co., Ltd.	City: Yangzhou
Buyer:	Date: Jan. 5, 2019

I. Name, specification, unit, quantity, unit price and amount

No.	Name	Specification	Unit	Quantity	Tax-included unit price (RMB)	Amount (RMB)
1	Dialysis nurse kit		kit	4,000.00	4.4000	17,600.00
2	ECG electrode		electrode	67,600.00	0.5200	35,152.00
3	Large medical tape	26*500	piece	39.00	22.5000	877.50
4	Disposable dressing change set	Normal	set	3,200.00	2.6000	8,320.00
5	Dressing change set	Upper type	set	800.00	2.6000	2,080.00
6	Dressing change set	Lower type	set	850.00	2.6000	2,210.00
7	Examination latex gloves	6.5#	pair	29,900.00	0.6100	18,239.00
8	Examination latex gloves	7#	pair	1,000.00	0.6100	610.00
9	Examination latex gloves	7.5#	pair	88,350.00	0.6100	53,893.50
10	Sterile injector	12#	injector	16,700.00	0.1400	2,338.00
11	Sterile injector	5#	injector	1,400.00	0.1400	196.00
12	Sterile injector	7#	injector	1,520.00	0.1400	212.80
13	Latex catheter	14F 16F	catheter	50.00	3.5100	175.50
14	Small medical tape	1cm*1000cm	piece	19.00	18.0000	342.00
15	Freka double-balloon gastroscope tube	22#	tube	4.00	232.2000	928.80
16	Y-connecting tube		tube	18,830.00	8.1000	152,523.00
17	Disposable connecting tube	0.9*2100	tube	1,880.00	8.1000	15,228.00
18	Silicon latex catheter	8#	catheter	50.00	3.5100	175.50
19	Sterile injector	9#	injector	1,200.00	0.1400	168.00
20	Disposable connecting tube	2.5*300	tube	1,700.00	8.1000	13,770.00
21	Sterile latex catheter	14#	catheter	200.00	3.5100	702.00
22	Disposable connecting tube	1.5m	tube	20,100.00	8.1000	162,810.00
23	Sterile latex catheter	12# OD 4.0mm	catheter	200.00	3.5100	702.00
24	Sterile latex catheter	16# OD 5.3mm	catheter	180.00	3.5100	631.80
25	Vaginal dilator		dilator	20,310.00	1.3500	27,418.50
26	T-pipe		T-pipe	1,445.00	5.5800	8,063.10
27	B.Braun T-pipe		T-pipe	22,865.00	5.5800	127,586.70
28	Sterile injector	4.5#	injector	8,400.00	0.1400	1,176.00
29	Silica gel drainage tube		tube	650.00	19.8000	12,870.00

Total (RMB)				313,442.00		666,999.70

II. Quality standards: The seller’s products shall adopt the quality standards of: 1. Pharmacopoeia 2. Ministry-issued standards 3. Others 4. Devices

(Corporate qualifications: business license, business certificate/production certificate, product registration certificate approval, power of attorney, salesperson ID copy, inspection report, quality assurance agreement; note: none of the above is dispensable, otherwise the cooperation will stop.)

III. Delivery

1. Delivery method: The seller shall deliver the goods and pay the freight.

2. Delivery time: The seller shall deliver the goods from the date of signing the contract to the end of next month.

IV. Payment method and term

1. The payment method shall conform with the regulations of the People’s Bank of China.

2. The buyer shall pay for the goods to the seller within 90 days from the date of delivery.

V. Liability for breach of contract: If the standards, place of production and batch numbers of the goods are found to be inconsistent with the contract, the buyer may require to exchange or return the goods

VI. Resolving contract disputes: If failing to reach a negotiation, the two parties may file a lawsuit in the people’s court where the seller is located.

VII. Other agreed matters: The two parties may negotiate over the matters not covered in this contract.

Name: Jiangsu Huadong Medical Device Industrial Co., Ltd.	Name:
Address:	Address:
Legal representative:	Legal representative:
Entrusted agent:	Entrusted agent:
Tel: 0514-87485999	Tel:
Bank of deposit:	Bank of deposit:
Bank account:	Bank account:
Postcode:	Postcode: